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                                                                    Exhibit 21.1

  ANC RENTAL CORPORATION LIST OF SUBSIDIARIES

  Alamo - CC Raule Autovermietung-Verwaltungs GmbH [f/k/a CC Autohansa GmbH & Co. K.G.]

  Alamo Financing L.L.C.

  Alamo Financing L.P.

  Alamo International Sales, Inc.

  Alamo Rent-A-Car (Canada), Inc.

  Alamo Rent-A-Car (Vienna) GmbH

  Alamo Rent-A-Car Locadora De Automoveis LTDA

  Alamo Rent-A-Car Management, LP [f/k/a ARC Management, LP]

  Alamo Rent-A-Car, LLC

  ANC Aviation, Inc.

  ANC Collector Corporation

  ANC Financial Corporation

  ANC Financial GP Corporation

  ANC Financial Properties LLC

  ANC Financial, LP

  ANC-GP, Inc.

  ANC Handels GmbH + Co. KG

  ANC Information Technology Holding, Inc.

  ANC Information Technology, Inc. [f/k/a Snappy Funding Corporation]

  ANC Information Technology, L.P. [f/k/a Snappy Funding L.P.]

  ANC IT Collector Corporation

  ANC Management Services Corporation

  ANC Management Services, LP

  ANC Marketing Services Middle East Limited [f/k/a Republic Marketing Services Middle East Ltd.]

  ANC Payroll Administration, LLC

  ANC Rental (Europe) [f/k/a Republic Industries (Europe)]

  ANC Rental Corporation (Franchising) Limited f/k/a Republic Industries Automotive Rental Group]

  ANC Rental Corporation (Group) PLC [f/k/a Republic Industries (UK) PLC]

  ANC Rental Corporation (Holdings) Limited [f/k/a Alamo Rent-A-Car (UK) Ltd]

  ANC Rental Corporation (Insurances) Limited
  [f/k/a Republic Industries Automotive Rental Group Insurances]

  ANC Rental Corporation (Properties) Limited [f/k/a Republic Industries (Properties) Limited]

  ANC Rental Corporation (UK) Limited [f/k/a National Car Rental Ltd.]

  ANC Rental Corporation Limited [f/k/a Republic Industries (Holdings) PLC]

  ANC Rental Funding Corp. [f/k/a Republic Industries Funding Corp.]

  ANC Rental Pension Scheme Trustees Limited
  [f/k/a Republic Industries Pension Scheme Trustees Limited]

  ANC-TM Management, LP

  ARC-GP, Inc.

  ARC-TM Properties LLC

  ARC-TM, Inc.

  ARG Funding Corp.

  ARG Reservation Services, LLC

  ARI Fleet Services, Inc.

  Auto Rental Inc.

  Car Rental Claims, Inc.

  CarTemps Financing L.L.C.

  CarTemps Financing L.P.

  Claims Management Center, Inc.

  Consolidated Shuttle Services 2, Inc.

  Co-Operatieve Vereniging "Main" 2000 UA

  Diplema 272 Limited


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

  Diplema 274 Limited

  Diplema Spain SA

  Guy Salmon USA, Inc.

  International Automotive Group Insurance Company, Ltd.

  Liability Management Companies Holding, Inc.
  [f/k/a Republic Security Companies Holding Co.]

  National Car Rental (Canada) Inc.

  National Car Rental do Brasil Empreendimentos Ltda

  National Car Rental Financing Corporation

  National Car Rental Financing Limited Partnership

  National Car Rental Hawaii

  National Car Rental Hong Kong Limited

  National Car Rental Licensing, Inc.

  National Car Rental System (Canada) Inc.

  National Car Rental System (New Zealand) Limited

  National Car Rental System, Inc.

  NCR Affiliate Servicer Properties LLC

  NCR Affiliate Servicer, Inc.

  NCRAS Management, LP

  NCRAS-GP, Inc.

  NCRS Insurance Agency, Inc.

  NT Limited Partnership

  Post Retirement Liability Management, Inc.

  Provincial Assesors Ltd.


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

  Provincial Securities, Ltd.

  Rental Liability Management Holdings, LLC

  Rental Liability Management, Inc. [f/k/a Absolute Systems, Inc.]

  Republic Fiduciary, Inc.

  Republic Guy Salmon Partner, Inc.

  Republic Industries (German Holding) GmbH

  Republic Industries Automotive Rental Group (Belgium), Inc.
  [f/k/a Alamo Rent-A-Car (Belgium), Inc.]

  Republic Industries Automotive Rental Group (Holland) BV

  Republic Industries Automotive Rental Group (Switzerland) AG

  Republic Industries Autovermietung GmbH

  Republic Industries Fuhrpark Leasing GmbH [f/k/a Autohansa Fuhrpark Services GmbH]

  Snappy Fleet Finance Corporation

  Spirit Leasing, Inc. [f/k/a Spirit Renting & Leasing, Inc.]

  Spirit Rent-A-Car, Inc. (d/b/a Alamo)

  SRAC Management, LP

  SRAC-GP, Inc.

  SRAC-TM, Inc.


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